Exhibit 11.1

CONSENT OF INDEPENDENT AUDITOR

We agree to the inclusion in this Form 1-A, of our report, dated August 16, 2016, on the financial statements of Duke Robotics, Inc., for the year ended December 31, 2015.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

September 28, 2016